UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 23, 2015, Vapor Corp. (the “Company”), in connection with a public offering (the “Offering”) of units of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as representative of the several underwriters. Pursuant to the Underwriting Agreement, the Company agreed to sell up to 3,800,000 units, with each unit consisting of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants (the “Units”), at a public offering price of $11.00 per Unit, on a “best efforts” basis, for a maximum gross proceeds of approximately $41.8 million.

The shares of Series A Convertible Preferred Stock and the Series A Warrants will automatically separate on January 23, 2016. However, the shares of Series A Convertible Preferred Stock and the Series A Warrants will separate prior to the expiration of the six-month period if at any time after August 24, 2015 either (i) the closing price of our common stock is greater than $4.28 per share for 10 consecutive trading days (a “Trading Separation Trigger”), (ii) the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants) (a “Cash Warrant Exercise Trigger”) or (iii) the Units are delisted (a “Delisting Trigger”) from the Nasdaq Capital Market for any reason (such earlier date, the “Separation Trigger Date”). The Units will become separable: (i) 15 days after the Trading Separation Trigger date or (ii) immediately after the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants) or a Delisting Trigger. In the event of an early separation, the Series A Preferred Stock will become convertible into common stock: (i) immediately upon the separation of the Unit if a Trading Separation Trigger or a Delisting Trigger occurs, or (ii) on January 23, 2016 (unless an earlier Trading Separation Trigger or Delisting Trigger occurs) on the occurrence of a Cash Warrant Exercise Trigger.

Each one-fourth of a share of Series A Convertible Preferred Stock will be convertible at the option of the holder into 10 shares of common stock upon the separation of the Units, provided that upon a Cash Warrant Exercise Trigger the Series A Convertible Preferred Stock will not be convertible until January 23, 2016 (unless an Early Separation occurs due to a Trading Separation Trigger or Delisting Trigger). The Series A Warrants have an exercise price of $1.24 per share.

Once exercisable, holders may exercise the Series A Warrants by paying the exercise price in cash or, in lieu of payment of the exercise price in cash by electing to receive a cash payment from the Company equal to the Black Scholes Value (as defined below) of the number of shares the holder elects to exercise, referred to herein as the “Black Scholes Payment”; provided, that the Company has discretion as to whether to deliver the Black Scholes Payment or, subject to meeting certain conditions, to deliver a number of shares of our common stock determined according to the following formula, referred to as the Cashless Exercise.

Total Shares = (A x B) / C

Where:

●	Total Shares is the number of shares of common stock to be issued upon a Cashless Exercise

●	A is the total number of shares of common stock with respect to which the Series A Warrant is then being exercised.

●	B is the Black Scholes Value.

●	C is the closing bid price of our common stock as of two trading days prior to the time of such exercise.

As defined in the Series A Warrants, “Black Scholes Value” was determined based on the Black Scholes Value of an option for one share of common stock of the Company at the date of the applicable Black Scholes Payment or Cashless Exercise, as such Black Scholes Value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing bid price of the common stock of the Company as of July 23, 2015 (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Series A Warrant as of the applicable Black Scholes Payment or Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Black Scholes Payment or Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five years (regardless of the actual remaining term of the Series A Warrant).

A form of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement.

Unit Purchase Option

Pursuant to the Underwriting Agreement, the Company, in connection with the Offering, agreed to issue to Dawson James Securities, Inc. a unit purchase option for the purchase of 5% of the Units issued in the Offering (the “Unit Purchase Option”). The Unit Purchase Option has an exercise price equal to 125% of the public offering price, or $13.75 per Unit. The purchase option allows Dawson James Securities, Inc. to purchase the same units offered in the Offering. The Unit Purchase Option shall expire on July 23, 2020.

A form of the Unit Purchase Option is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the unit purchase option is qualified in its entirety by reference to the full text of the unit purchase option agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2015, the Company filed the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation creates the Series A Convertible Preferred Stock and fixes the rights, preferences, powers, restrictions and limitations of the he Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is a component of the Units being offered pursuant to the Offering as described above.

The text of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to its full text.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement (Incorporated by reference to Exhibit 1.1 to the Company’s registration statement on Form S-1 filed on July 10, 2015 (File No. 333-204599))

3.1	Form of Certificate of Designation of Series A Convertible Preferred Stock, as corrected

4.1	Form of Unit Purchase Option (Incorporated by reference to Exhibit 4.3 to the Company’s registration statement on Form S-1 filed on July 10, 2015 (File No. 333-204599))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: July 28, 2015	By:	/s/ Jeffrey Holman
Jeffrey Holman